UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2009

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

929 North Front Street, Wilmington, North Carolina 28401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 19, 2009, Pharmaceutical Product Development, Inc. (“PPD”) filed a Form 8-K (the “Initial Report”) to report pursuant to Items 5.02(c) and 7.01 of Form 8-K that it entered into an Employment Agreement with David L. Grange (the “Agreement”). Pursuant to the Agreement, General Grange agreed to serve as PPD’s Chief Executive Officer. PPD filed the Agreement as Exhibit 10.266 to the Initial Report. This Amendment No. 1 on Form 8-K/A to the Initial Report amends and restates Item 5.02(c) of the Initial Report to file an amended version of Exhibit 10.266. The amended version of Exhibit 10.266 has been revised to include certain information previously omitted which is no longer the subject of a confidential treatment request made by PPD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.266	Employment Agreement dated May 19, 2009 and effective as of July 1, 2009, between Pharmaceutical Product Development, Inc. and David L. Grange.

10.267*	Amended and Restated Employment Agreement, dated as of May 19, 2009 and effective as of July 1, 2009, between Pharmaceutical Product Development, Inc. and Fred N. Eshelman.

10.268*	Corporate Aircraft Policy Amended and Restated May 19, 2009.

99.1*/**	Press release to announce employment of David L. Grange, dated May 19, 2009.

*	Filed by registrant with Form 8-K on May 19, 2009.
**	Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: June 25, 2009
/s/ Daniel G. Darazsdi
Daniel G. Darazsdi,
Chief Financial Officer